Exhibit 10.5
CALLIDUS SOFTWARE, INC.
2003 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.
1     NOTICE OF STOCK OPTION GRANT
[Optionee's Name and Address]
The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:
Grant Number                 __________________________
Date of Grant                 __________________________
Vesting Commencement Date         __________________________
Exercise Price per Share             $_________________________
Total Number of Shares Granted         __________________________
Total Exercise Price             $_________________________
Type of Option:                 [Nonstatutory Stock Option]
Term Expiration Date:             __________________________
Vesting Schedule:
This Option shall be exercisable, in whole or in part, according to the following vesting schedule:
[25% of the Shares subject to the Option shall vest and become exercisable 12 months after the Vesting Commencement Date, and 1/48th of the Shares subject to the Option shall vest and become exercisable each month thereafter, subject to Optionee's continuing to be a Service Provider on such dates.]
Termination Period:
This Option shall be exercisable for 90 days after Optionee ceases to be a Service Provider. Upon Optionee's death or disability, this Option may be exercised for such longer period as provided in the Plan. In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.
2     AGREEMENT
2.1 Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the "Exercise Price"), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.
2.2 Exercise of Option.
2.2.1 Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.
2.2.2 Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the "Exercise Notice") which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price. The Administrator shall require payment of any amount the Company may determine to be necessary to withhold for taxes as a result of the exercise of an award. In the absence of any other arrangement, Optionee agrees that the Company shall be entitled to withhold from any payments to be made by the Company to Optionee an amount equal to such withholding obligations.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.
2.3 Lock-Up Period. Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
2.4 Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
2.4.1 cash or check;
2.4.2 consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
2.4.3 surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.
2.5 Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.
2.6 Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
2.7 Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.
2.8 Entire Agreement Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws but not the choice of law rules of the State of California.
2.9 No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.
OPTIONEE:                                 CALLIDUS SOFTWARE, INC.
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Signature                                 By
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Print Name                                 Title
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Residence Address

EXHIBIT A
2003 STOCK INCENTIVE PLAN
EXERCISE NOTICE
Callidus Software, Inc.
160 West Santa Clara Street
Suite 1500
San Jose, CA 95113
Attention: Secretary
Section 1.01 Exercise of Option. Effective as of today, _________, 20__, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase __________ shares of the Common Stock (the "Shares") of Callidus Software Inc.(the "Company") under and pursuant to the 2003 Stock Incentive Plan (the "Plan") and the Stock Option Agreement dated ________, 20__ (the "Option Agreement").
Section 1.02 Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.
Section 1.03 Representations of Optionee.
(a) Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
(b) Optionee acknowledges that Optionee has received and had access to such information as Optionee considers necessary or appropriate for deciding whether to invest in the Shares. Specifically, Optionee has received and read a copy of the prospectus describing the Plan.
Section 1.04 Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 13 of the Plan.
Section 1.05 Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.
Submitted by:                                     Accepted by:
OPTIONEE:                                     CALLIDUS SOFTWARE, INC.
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Signature                                     By
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Print Name                                     Its
Address                                         Address:
-------------------------------                                 160 West Santa Clara Street,
Suite 1500,
San Jose, CA 95113
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Date Received

FORM OF RESTRICTED STOCK UNIT AGREEMENT
CALLIDUS SOFTWARE INC.

RESTRICTED STOCK UNIT AGREEMENT

[(New Employee)] or [(Existing Employee)]
This Restricted Stock Unit Agreement (the “Agreement”), is made and entered into between CALLIDUS SOFTWARE INC., a Delaware corporation (the “Company”) and                      (“Recipient”) residing at the above address. This award is granted under the Company’s 2003 Stock Incentive Plan (as amended, the “Plan”). Terms used but not defined herein have the meaning set forth in the Plan.
1. Notice of Grant
Recipient has been granted restricted stock units representing shares of Common Stock of the Company (the “RSUs”), subject to the terms and conditions of this Agreement, as follows:

Grant Number

Grant Date

Total Number of RSUs Granted

First Vesting Date

2. Vesting Schedule [New Employee — See Vesting Schedule for Existing Employees below]
(a) The RSUs shall become vested in nine (9) installments. The first installment shall occur on the First Vesting Date set forth above and will be equal to one-third (1/3rd) of the Total Number of RSUs Granted. Thereafter, the remaining unvested RSUs will vest in equal quarterly installments of one-twelfth (1/12th) of the Total Number of RSUs Granted on the last calendar day of the applicable month of the quarter, commencing after the First Vesting Date, subject at each vesting date to Recipient’s continuing to be a Service Provider on each such date.
For example, if the First Vesting Date was October 31st, then 1/3rd of the Total Number of RSUs Granted would vest on that date and the remaining unvested RSUs will vest in equal quarterly installments of 1/12th of the Total Number of RSUs Granted on each January 31st, April 30th, July 31st, and the following October 31st until the grant is fully vested.
[End Vesting Schedule for New Employees]
[Vesting Schedule for Existing Employees]
The RSUs shall become vested in 12 equal quarterly installments on the last calendar day of the applicable month of the quarter, commencing on the First Vesting Date (as set forth above), subject to Recipient’s continuing to be a Service Provider on each such date.
For example, if the First Vesting Date was October 31st, then 1/12th of the RSU shares granted would vest on that date with the remaining quarterly installments vesting 1/12th on each January 31st, April 30th, July 31st, and the following October 31st until the award is fully vested.
[End Vesting Schedule for Existing Employees]
(b) If Recipient’s service as a Service Provider terminates for any reason, then all RSUs that have not vested on or before the date of termination of employment shall automatically be forfeited and all of Recipient’s rights with respect thereto shall cease immediately upon such termination.
3. Conversion into Common Stock. Shares of Common Stock will be issued as soon as practicable following vesting of the

RSUs. As a condition to such issuance, Recipient shall have satisfied his or her tax withholding obligations as specified in this Agreement and shall have completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the shares of Common Stock. In no event will the Company be obligated to issue a fractional share. Notwithstanding the foregoing, (i) the Company shall not be obligated to deliver any shares of the Common Stock during any period when the Company determines that the conversion of a RSU or the delivery of shares hereunder would violate any federal, state or other applicable laws and/or may issue shares subject to any restrictive legends that, as determined by the Company’s counsel, is necessary to comply with securities or other regulatory requirements, and (ii) the date on which shares are issued may include a delay in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.
4. Tax Treatment. Any withholding tax liabilities (whether as a result of federal, state or other law and whether for the payment and satisfaction of any income tax, social security tax, payroll tax, or payment on account of other tax related to withholding obligations that arise by reason of the RSUs) incurred in connection with the RSUs becoming vested and shares of Common Stock issued, or otherwise incurred in connection with the RSUs, may be satisfied in any of the following manners determined by the Company: (i) by the Company withholding a number of shares of Common Stock that would otherwise be issued under the RSUs that the Company determines have a fair market value approximately equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law; (ii) by payment by Recipient to the Company in cash or by check an amount equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law (which amount shall be due within one business day of the day the tax event arises unless otherwise determined by the Company); or (iii) by the sale of a number of shares of Common Stock that are issued under the RSUs, which the Company determines is sufficient to generate an amount that meets the tax withholding obligations plus additional shares to account for rounding and market fluctuations, and payment of such tax withholding to the Company, provided that such shares may be sold as part of a block trade with other participants of the Plan. Recipient hereby authorizes the Company to withhold such tax withholding amount from any amounts owing to Recipient to the Company and to take any action necessary in accordance with this paragraph.
Notwithstanding the foregoing, Recipient acknowledges and agrees that he is responsible for all taxes that arise in connection with the RSUs becoming vested and shares of Common Stock being issued or otherwise incurred in connection with the RSUs, regardless of any action the Company takes pursuant to this Section.
5. Restrictions on Transfer. Recipient may not sell, transfer, pledge or otherwise dispose of any of the RSUs, and Recipient may not sell, transfer, pledge or otherwise of any of the shares of Common Stock issuable hereunder until after the applicable shares have been issued on the schedule set forth above. Recipient further agrees not to sell, transfer or otherwise dispose of any shares at a time when applicable laws or Company policies prohibit a sale, transfer or other disposition. Recipient agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent. The Company shall not be required (i) to transfer on its books any RSUs or shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
6. Stock Certificates. Certificates evidencing the shares of Common Stock issuable upon vesting of the RSUs shall be issued by the Company and registered in the name of Recipient on the stock transfer books of the Company. Unless otherwise determined by the Administrator, such certificates shall remain in the physical custody of the Company or its designee at all times until the applicable shares have become vested and non-forfeitable. At the election of the Company, such shares may be in electronic form and such issuance may be effected by crediting shares in an account established on your half with a brokerage firm or other custodian, as determined by the Company.
7. Stockholder Rights. Recipient will have rights of a stockholder only after shares of Common Stock have been issued to Recipient following vesting of the RSUs and satisfaction of all other conditions to the issuance of those shares as set forth in this Agreement. RSUs shall not entitle Recipient to any rights of a stockholder of Common Stock, except as otherwise determined by the Board.
8. No Employment or Retention Rights. The RSUs and this Agreement do not give Recipient the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate Recipient’s service at any time, with or without cause. The grant of RSUs to an individual in any one year, or at any time, does not obligate the Company or any subsidiary to make a grant in any future year or in any given amount and should not create an expectation that the Company or any subsidiary might make a grant in any future year or in any given amount. Neither this Agreement nor any RSU is an employment or service contract. RSUs are not part of your contract (if any) with the Company, your normal or expected compensation, or other remuneration for any purposes, including for purposes of computing severance pay or other termination compensation or indemnity.
9. Adjustments. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this Agreement shall be adjusted pursuant to the Plan.
10. Applicable Law. This Agreement will be interpreted and enforced under the laws of the State of California (without regard to their choice-of-law provisions).
11. Data Privacy.
(a) You explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan.
(b) You hereby understand that the Company holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”). You hereby understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You hereby understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired under your RSUs. You hereby understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You hereby understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You hereby understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you hereby understand that you may contact the human resources representative responsible for your country at the local or regional level.
12. The Plan and Other Agreements. The Plan is incorporated in this Agreement by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Recipient with respect to the subject matter hereof, and may not be materially modified adversely to the Recipient’s interest except by means of a writing signed by the Company and Recipient.
Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement. Recipient further agrees to notify the Company upon any change in the residence address indicated below.

RECIPIENT:	CALLIDUS SOFTWARE INC.

Signature	By:

Print Name	Title

Residence Address